EXHIBIT 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 INFORMAX, INC.

         The Certificate of Incorporation of InforMax, Inc., a corporation organized and existing under the laws of the State of Delaware, is hereby amended and restated in its entirety as follows:

         1. The name of the Corporation is InforMax, Inc. (the "Corporation"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware, on May 24, 1990.

         2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation amends, integrates, and restates the provisions of the Certificate of Incorporation of this Corporation, and this Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         3. The text of the Amended and Restated Certificate of Incorporation, as amended or supplemented, is hereby restated to read in its entirety as follows:

         FIRST. The name of the corporation is: InforMax, Inc.

         SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are to produce or market software, and to engage in any other lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of stock which the Corporation shall have authority to issue and the par value per share and class are as follows:

              CLASS                NUMBER OF SHARES       PAR VALUE PER SHARE
              -----                ----------------       -------------------

         Voting Common                1,595,455                     $0.01
         Nonvoting Common            14,931,864                     $0.01
         Preferred Stock              2,161,265                     $0.01

With the exception of the lack of voting rights, the Nonvoting Common shall have all the rights and interests of the Voting Common.

         FIFTH. The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Amended and Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof.

         SIXTH. The business of the Corporation shall be managed by a board of directors. The board of directors shall have the power, unless and to the extent that the board may from time to time by resolution relinquish or modify the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the bylaws of the corporation, provided, however, that the board shall not amend the number of authorized directors set forth in this Article SIXTH without obtaining the consent of 66 2/3% of the Series A Preferred Stock then outstanding. The number of directors which shall constitute the whole board of directors shall be six.

         SEVENTH. The Corporation is to have perpetual existence.

         EIGHTH. Elections of directors need not be by ballot unless the bylaws of the corporation shall so provide.

         NINTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute; provided, however, that the Corporation shall not amend Article TENTH hereof, or the number of authorized directors set forth in Article SIXTH hereof without obtaining the consent of 66 2/3% of the Series A Preferred Stock then outstanding..

         TENTH.  No  director  of  the  Corporation   shall  be  liable  to  the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article TENTH shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code (the Delaware General Corporation Law); or (iv) for any transaction from which the director derived an improper personal benefit. In the event that the Delaware General Corporation Law or any successor thereto is amended with respect to the permissible limits of directors' liability, this Article TENTH shall be deemed to provide the fullest limitation on liability permitted under such amended statute. Any repeal or modification of this Article TENTH by the stockholders of the corporation only shall be applied prospectively, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the personal liability of a director of the corporation existing immediately prior to such repeal or modification.

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                                      -4-

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed under the seal of this Corporation this 21st day of June, 1999.



ATTEST:                                INFORMAX, INC.



By:  /s/ Joseph Lehnen                 By:   /s/ Alexander Titomirov
   ---------------------------             -------------------------------------
   Joseph Lehnen                           Alexander Titomirov
   Chief Financial Officer                 President and Chief Executive Officer

                    CERTIFICATE OF THE DESIGNATIONS, POWERS,
                             PREFERENCES AND RIGHTS
                                     OF THE
                            SERIES A PREFERRED STOCK
                           (PAR VALUE $.01 PER SHARE)

                                       OF

                                 INFORMAX, INC.

                               ------------------

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                               ------------------

          INFORMAX, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "COMPANY"), by its President,

          DOES HEREBY CERTIFY:

          FIRST: That, pursuant to authority expressly vested in the Company's Board of Directors by the provisions of its Certificate of Incorporation, the Board of Directors duly adopted the following resolution providing for the designation and issuance of Two Million One Hundred Sixty-Two Thousand Two Hundred Sixty-Five (2,161,265) shares of Series A Preferred Stock, $.01 par value; and

          SECOND: That such determination of the designation, preferences and the rights, qualifications, limitations or restrictions thereof, relating to the Series A Preferred Stock, was duly made by the Board of Directors pursuant to the provisions of the Certificate of Incorporation of the Company, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, as amended.

         RESOLVED, that of the 2,161,265 shares of Preferred Stock authorized to be issued by the Company, 2,161,265 are hereby designated as Series A Preferred Stock, par value $.01 per share, and the Company hereby fixes the designation, preferences, qualifications, privileges, limitations, options, conversion rights and other special rights of the Preferred Stock as follows:

          1.1 DEFINITIONS. For purposes of this Certificate, the following definitions shall apply:

               (A)  "BOARD" shall mean the Board of Directors of the Company.

               (B)  "COMPANY" shall mean INFORMAX, INC., a Delaware corporation.

               (C) "COMMON STOCK" shall mean the Nonvoting Common Stock, $.01 par value per share, of the Company and the Voting Common Stock, $.01 par value per share, of the Company.

               (D) "COMMON STOCK DIVIDEND" shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock.

               (E) "DISTRIBUTION" shall mean the transfer of cash or property by the Company to one or more of its stockholders without consideration, whether by dividend or otherwise (except a dividend in shares of Company's stock). A Permitted Repurchase (defined below) is not a Distribution.

               (F) "DIVIDEND RATE" shall mean $.148 per share, which is eight percent (8%) of the Original Issue Price per share per annum for the Series A Preferred Stock.

               (G) "ORIGINAL ISSUE DATE" shall mean the date on which the first share of Series A Preferred Stock is issued by the Company.

               (H) "ORIGINAL ISSUE PRICE" shall mean $1.850768 per share for the Series A Preferred Stock.

               (I) "PERMITTED REPURCHASES" shall mean the repurchase by the Company of shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for the Company or a Subsidiary that are subject to a stockholders agreement, restricted stock purchase agreements or stock option agreements under which the Company has the option to repurchase such shares: (i) at such holder's cost, upon the occurrence of certain events, such as the termination of employment or services; or (ii) at any price pursuant to the Company's exercise of a right of first refusal to repurchase such shares.

               (J) "SERIES A PREFERRED STOCK" shall mean the Series A Preferred Stock, $.01 par value per share, of the Company.

               (K) "SUBSIDIARY" shall mean any corporation of which at least fifty percent (50%) of the outstanding voting stock is at the time owned directly or indirectly by the Company or by one or more of such subsidiary corporations.

         1.2   DIVIDEND RIGHTS.

               (A) DIVIDEND PREFERENCE. In each calendar year, the holders of the then outstanding Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Company legally available therefor, cumulative dividends at the annual Dividend Rate for the Series A Preferred Stock, prior and in preference to the payment of any dividends or other Distribution on the Common Stock in such calendar year (other than a Common Stock Dividend). No dividends (other than a Common Stock Dividend) shall be paid, and no Distribution shall be made, with respect to the Common Stock during any calendar year unless dividends in the total amount of the annual Dividend Rate for the Series A Preferred Stock shall have first been paid or declared and set apart for payment to the holders of the Series A Preferred Stock; provided, however, that this restriction shall not apply to Permitted Repurchases. Dividends on each share of the Series A Preferred Stock shall accrue on a daily basis at the annual Dividend Rate, plus all accumulated and unpaid dividends thereon, from and including the Original Issue Date of such share of Series A Preferred Stock to and including the first to occur of (i) the date on which the Series A Liquidation Preference set forth in SECTION 1.3 (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation or winding up of the Company, or (ii) the redemption of such share of Series A Preferred Stock. No accumulation of dividends on the Series A Preferred Stock shall bear any interest.

               (B) PARTICIPATION RIGHTS. If, after dividends in the full preferential amount specified in this SECTION 1.2 for the Series A Preferred Stock have been paid or declared and set apart in any calendar year of the Company, then any additional dividends declared by the Board out of funds legally available therefor in that calendar year, shall be declared solely on the then outstanding Common Stock.

               (C) NON-CASH DIVIDENDS. Whenever a dividend or Distribution provided for in this SECTION 1.2 shall be payable in property other than cash, the value of such dividend or Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors (with the consent of the Series A Designee (as defined below), which shall not be unreasonably withheld), except that the value of any securities to be distributed to stockholders shall be determined as follows:

                       (I) if the securities are then traded on a national securities exchange, the NASDAQ National Market System (or a similar national quotation system) or the NASDAQ SmallCap Market, then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) days prior to the distribution; and

                       (II) if actively traded over-the-counter, then the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing of such merger, consolidation or sale; and

                       (III) if there is no active public market, then the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company (with the consent of the Series A Designee which consent shall not be unreasonably withheld).

         The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in SECTION 1.2(C)(I), (II) or
(III) to reflect the approximate fair market value thereof, as determined in good faith by the Board (with the consent of the Series A Designee which consent shall not be unreasonably withheld).

             (D) NO PAYMENT ON CONVERSION. If the Company shall have accrued but unpaid dividends with respect to the Series A Preferred Stock upon its conversion as provided in SECTION 1.6, then all such accrued but unpaid dividends on such converted shares shall be canceled.

         1.3 LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the funds and assets of the Company that may be legally distributed to the Company's stockholders (the "AVAILABLE FUNDS AND ASSETS") shall be distributed to stockholders in the following manner:

             (A) LIQUIDATION PREFERENCES. The holders of each share of Series A Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Common Stock, an amount per share equal to the Original Issue Price (such price per share to be appropriately adjusted to reflect Common Stock Events (as defined in SECTION 1.6(D)), plus all accrued but unpaid dividends thereon, whether or not earned or declared, to and including the date full payment of such amount shall be tendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution or winding up (the "SERIES A LIQUIDATION PREFERENCE"). If upon any liquidation, dissolution or winding up of the Company the Available Funds and Assets shall be insufficient to permit the payment to holders of the Series A Preferred Stock of the Series A Liquidation Preference, then all the remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Series A Preferred Stock pro rata in proportion to the amount of stock owned by such holder.

             (B) PARTICIPATION RIGHTS. If there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Series A Preferred Stock of the Series A Liquidation Preference, then the entire remaining Available Funds and Assets, if any, shall be distributed solely among the holders of the then outstanding Common Stock

             (C) MERGER OR SALE OF ASSETS. A (i) consolidation or merger of the Company with or into any other entity in which the holders of the Company's outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock or other equity interests representing a majority of the voting power of the surviving entity of such consolidation or merger; or (ii) a sale of all or substantially all of the assets of the Company (any of the foregoing events referred to herein as a "SALE TRANSACTION"), shall each be deemed to be a liquidation, dissolution or winding up of the Company as those terms are used in this SECTION 1.3; provided, however, that, if such Sale Transaction shall be a Qualifying Sale Transaction pursuant to SECTION 1.7 below, then such Sale Transaction shall not be deemed a liquidation, dissolution or winding up.

         Notwithstanding the foregoing, by vote or written consent of the holders of a majority of the Series A Preferred Stock then outstanding, such holders may (i) waive the right to treat any of the foregoing events as a deemed liquidation; or (ii) elect to convert such Series A Preferred Stock to Common Stock pursuant to SECTION 1.6 below in lieu of a deemed liquidation pursuant to this SECTION 1.3(C).

             (D) NON-CASH CONSIDERATION. If any assets of the Company distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Company are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Company's Board of Directors (with the consent of the Series A Designee (as defined below), which shall not be unreasonably withheld), except that any securities to be distributed to stockholders in a liquidation, dissolution or winding up of the Company shall be valued as follows:

                   (1) The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be as follows:

                       (I) if the securities are then traded on a national securities exchange, the NASDAQ National Market System (or a similar national quotation system) or the NASDAQ SmallCap Market, then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) days prior to the distribution; and

                       (II) if actively traded over-the-counter, then the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing of such merger, consolidation or sale; and

                       (III) if there is no active public market, then the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company (with the consent of the Series A Designee).

                   (2) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in SECTION 1.3(D)(1)(I), (II) or (III) to reflect the approximate fair market value thereof, as determined in good faith by the Board (with the consent of the Series A Designee which consent shall not be unreasonably withheld).

         1.4 REDEMPTION.

             (A) MANDATORY REDEMPTION OF SERIES A PREFERRED STOCK. Subject to the terms and conditions of this subsection, to the extent that any outstanding shares of Series A Preferred Stock have not been redeemed or converted into Common Stock prior to the fifth anniversary of the Original Issue Date, the Company shall, upon receiving at any time after the fifth anniversary of the Original Issue Date, a written request for the redemption of all or part of the Series A Preferred Stock under this SECTION 1.4 signed by the holders of a majority of the then outstanding shares of Series A Preferred Stock (such date upon which the holders of Series A Preferred Stock provide notice to the Company shall be referred to herein as the "REDEMPTION NOTICE DATE"), redeem on the date or dates set forth below such shares of Series A Preferred Stock as are specified in such written request from any source of funds legally available therefor at the redemption price therefor described in this SECTION 1.4, until all outstanding shares of Series A Preferred Stock have been redeemed (or converted to Common Stock as provided in SECTION 1.6); provided, such redemption notice specifies a number of shares of Series A Preferred Stock equal to at least 20% of the shares of Series A Preferred Stock that are outstanding on the Redemption Notice Date.

             (B) REDEMPTION PRICE. The redemption price for each share of Series A Preferred Stock shall be equal to the Series A Liquidation Preference thereof (plus all accrued and unpaid dividends thereon).

             (C) REDEMPTION PAYMENT. In the event of any redemption registered by a holder of any Series A Preferred Stock pursuant to this SECTION 1.4, the Company shall make payment in accordance with the following schedule:

                 (1) All of the shares of Series A Preferred Stock shall be redeemed in cash sixty (60) days following the Redemption Notice Date, or if the Company does not have sufficient funds legally available to make full payment in cash or such a payment would cause the Company to be in violation of its covenants to any lender, lessor or other contract party, then:

                 (2) Within 60 days following the Redemption Notice Date, one-third (33-1/3%) of the shares of Series A Preferred Stock shall be redeemed in cash, with an additional one-third (33-1/3%) of the shares of Series A Preferred Stock to be redeemed one (1) year after the Redemption Notice Date in cash and the final one-third (33-1/3%) of the shares of Series A Preferred Stock to be redeemed two (2) years after the Redemption Notice Date in cash, or if the Company is unable to make full payment pursuant to this Section 1.4(c)(2), then:

                 (3) Within 60 days of the Redemption Notice Date, all of the shares of Series A Preferred Stock shall be redeemed in accordance with a payment schedule, to be mutually agreed to by the Company and a representative of the Series A Preferred Stock selected by a majority of the holders of the Series A Preferred Stock shares to be redeemed (the "Series A Preferred Representative"), which shall provide for the maximum possible payment based on the Company's operating cash flow at such time. If the Series A Preferred Representative and the Company cannot agree on the appropriate percentage of operating cash flow, then a determination shall be made by an independent third party mutually acceptable to the Company and the Series A Preferred Representative.

                 (4) If (a) the Company makes payment on account of a redemption pursuant to SECTION 1.4(C)(2) or SECTION 1.4(C)(3) above, (b) at any time during the applicable payment period specified in such sections, there is a Sale Transaction or Qualifying IPO involving the Company and (c) the price per share that a holder of redeemed shares of Series A Preferred Stock would have received in such Sale Transaction or Qualifying IPO had such redeemed shares remained outstanding at the time of such event is higher than the redemption price per share calculated in accordance with SECTION 1.4(B), then the holder of such redeemed shares of Series A Preferred Stock shall be entitled to receive such higher price with respect to any shares of Series A Preferred Stock that have not been redeemed as of the date of the Closing for such Sale Transaction or Qualifying IPO.

                 (D) REDEMPTION FUNDS. In case of any partial redemption, the shares of Series A Preferred Stock to be redeemed shall be selected pro rata such that there shall be redeemed from each holder surrendering shares for redemption in whole shares, as nearly as practicable to the nearest share, that number of shares equal to the product of the number of shares to be redeemed multiplied by a fraction, the numerator of which is the number of shares held by such holder divided by the total number of shares surrendered for redemption. Any holder of shares of Series A Preferred Stock may rescind the redemption with respect to any shares of Series A Stock at any time after the Redemption Notice Date up until any Redemption Closing Date (as defined below).

                 (E) REDEMPTION NOTICE. At least twenty (20) but no more than sixty (60) days prior to the date fixed for any redemption of Series A Preferred Stock (the "REDEMPTION CLOSING DATE"), written notice shall be mailed by the Company, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of the Company for such holder or given by the holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying such holder of the redemption to be effected, specifying the subsection hereof under which such redemption is being effected, the Redemption Closing Date, the applicable redemption price, the number of such holder's shares of Series A Preferred Stock to be redeemed, the place at which payment may be obtained and the date on which such holder's conversion rights (as set forth in SECTION 1.6) as to such shares terminate (which date shall in no event be earlier than three (3) days' prior to the Redemption Closing Date) and calling upon such holder to surrender to the Company, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed (the "REDEMPTION NOTICE"); provided, however, only one such Redemption Notice need be given for a Redemption effected pursuant to SECTION 1.4(C)(2) or (3), provided, further, (i) such Redemption Notice identifies all scheduled redemption dates, and (ii) each new transferee who acquires shares of Series A Preferred Stock after such shares are first to be redeemed under SECTION 1.4(C)(2) or (3) shall be given a similar Redemption Notice before redemption of any such holder's Series A Preferred Stock under SECTION 1.4(C)(2) or (3).

                 (F) SURRENDER OF CERTIFICATES. On or before each designated Redemption Closing Date, each holder of Series A Preferred Stock to be redeemed shall (unless such holder has previously exercised his right to convert such shares of Series A Preferred Stock into Common Stock as provided in SECTION 1.6 below), surrender the certificate(s) representing such shares of Preferred Stock to be redeemed to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the redemption price for such shares shall be payable to the order of the person whose name appears on such certificate(s) as the owner thereof, and each surrendered certificate shall be canceled and retired. If less than all of the shares represented by such certificate are redeemed, then the Company shall promptly issue a new certificate representing the unredeemed shares.

                 (G) EFFECT OF REDEMPTION. If the Redemption Notice shall have been duly given, and if on the Redemption Closing Date the redemption price is either paid or made available for payment, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, all dividends with respect to such shares shall cease to accrue after the Redemption Closing Date, such shares shall not thereafter be transferred on the Company's books and all rights of the holders of such shares with respect to such shares shall terminate after the Redemption Closing Date, except only the right of the holders to receive the redemption price without interest upon surrender of their certificate(s) therefor.

         1.5     VOTING RIGHTS.

                 (A) SERIES A PREFERRED STOCK.

                     (I) Each outstanding share of Series A Preferred Stock shall be entitled to the number of votes such that the aggregate votes of the holders of the Series A Preferred Stock is equal to the economic stake such shares have in the Company at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of Stockholders is solicited (the "SERIES A PREFERRED STOCK VOTING AUTHORITY")

                     (II) The Series A Preferred Stock Voting Authority shall be determined by the Board of Directors (including the consent of Series A Preferred Designee which consent shall not be unreasonably withheld) in a reasonable manner. By way of illustration, if holders of the Series A Preferred Stock were entitled to vote on a matter immediately after the Original Issue Date, then a reasonable calculation of the Series A Preferred Stock Voting Authority would be as follows:

                           (1)  Calculate  the total  Number of Shares of Common
Stock (Nonvoting and Nonvoting) into which the Series A Preferred Stock is convertible by determining the Conversion Price in accordance with SECTION 1.6(C) = 2,161,265.

                           (2) Total Number of Shares of Common Stock (Nonvoting
and Voting) on a fully diluted basis including all shares reserved for issuance under the Company's Equity Incentive Compensation Plan = 14,048,221.

                           (3) Aggregate Voting Percentage of Series A Preferred
Stock = 2,161,265 / 14,048,221 = 15.384615%.

                           (4)  Aggregate  Voting  Percentage  of Voting  Common
Stock = 100 - 15.384615 = 84.615385%.

                           (5) Aggregate  Total of Voting Shares of Common Stock
= 1,350,000.

                           (6) Aggregate  Total of Voting  Shares  (Common Stock
and Series A Preferred) = 1,350,000 / 84.615385% = 1,595,455.

                           (7)  Aggregate  Total  of  Series A  Preferred  Stock
Voting Shares = 1,595,367 - 1,350,000 = 245,455.

                           (8)  Voting   Authority  of  Purchaser  =  245,455  x
2,161,165 (Series A Preferred Stock held by Purchaser) / 2,161,265 (Series A Preferred Stock Outstanding) = 245,455.

                           (9)  Purchaser  entitled to cast 245,455 votes of the
1,595,455 votes entitled to be cast such number being equal to 15.384615% of the total votes entitled to be cast.

                 (B)  GENERAL.  Subject  to the  foregoing  provisions  of  this
SECTION 1.5, each holder of Series A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Company (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of the Series A Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

                 (C) BOARD SIZE. The authorized number of directors of the Company's Board shall initially be six (6). The Company shall not alter the authorized number of directors in its Certificate of Incorporation, Bylaws or otherwise, without first obtaining the written consent, or affirmative vote at a meeting, of the holders of at least sixty six and two-thirds percent (66-2/3%) of the then outstanding shares of the Series A Preferred Stock, consenting or voting (as the case may be) separately as a class.

                 (D) BOARD OF DIRECTORS ELECTION AND REMOVAL.

                     (1) ELECTION. So long as any shares of Series A Preferred Stock remain outstanding, (i) the holders of the Series A Preferred Stock, voting as a separate class, exclusive of all other stockholders, shall be entitled to elect one (1) director of the Company (the "SERIES A DESIGNEE"),
(ii) the holders of the Voting Common Stock, voting as a separate class, exclusive of all other stockholders, shall be entitled to elect four (4) directors and (iii) the holders of the Series A Preferred Stock and the Voting Common Stock, voting as a single class, shall be entitled to elect the remaining director of the Company.

              (2)  QUORUM; REQUIRED VOTE.

                   (I) QUORUM. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of the Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the election of directors to be elected solely by the holders of the Series A Preferred Stock. The holders of Series A Preferred Stock and Common Stock representing a majority of the voting power of all the then outstanding shares of Series A Preferred Stock and Common Stock shall constitute a quorum for the election of the director to be elected jointly by the holders of the Series A Preferred Stock and the Common Stock.

                   (II) REQUIRED VOTE. With respect to the election of any director or directors by the holders of the outstanding shares of a specified series or class of stock given the right to elect such director or directors pursuant to SECTION 1.5(D)(1) above ("SPECIFIED STOCK"), that candidate or those candidates (as applicable) shall be elected who either: (i) in the case of any such vote conducted at a meeting of the holders of such Specified Stock, receive the highest number of affirmative votes of the outstanding shares of such Specified Stock, up to the number of directors to be elected by such Specified Stock; or (ii) in the case of any such vote taken by written consent without a meeting, are elected by the unanimous written consent of the holders of shares of such Specified Stock.

                   (III) VACANCY. If there shall be any vacancy in the office of a director elected by the holders of any Specified Stock pursuant to SECTION 1.5(D)(1), then a successor to hold office for the unexpired term of the holders of such director may be elected by either: (i) the remaining director or directors (if any) in office that were so elected by the holders of such Specified Stock, by the affirmative vote of a majority of such directors (or by the sole remaining director elected by the holders of such Specified Stock if there be but one), or (ii) the affirmative vote of holders of the shares of such Specified Stock that are entitled to elect such director under SECTION 1.5(D)(1).

              (3) REMOVAL. Any director who shall have been elected to the Board by the holders of any Specified Stock pursuant to SECTION 1.5(D)(1) or by any director or directors elected by holders of any Specified Stock as provided in
SECTION 1.5(D)(2), may be removed during his or her term of office, either with or without cause, by the affirmative vote of shares representing a majority of the voting power of all the outstanding shares of such Specified Stock entitled to vote, given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders without a meeting, and any vacancy created by such removal may be filled only in the manner provided in SECTION 1.5(D)(2)(III).

              (4) PROCEDURES. Any meeting of the holders of any Specified Stock, and any action taken by the holders of any Specified Stock by written consent without a meeting, in order to elect or remove a director under this Section 1.5(d), shall be held in accordance with the procedures and provisions of the Company's Bylaws, the Delaware General Corporation Law and applicable law regarding stockholder meetings and stockholder actions by written consent, as such are then in effect (including but not limited to procedures and provisions for determining the record date for shares entitled to vote).

              (5) SPECIAL MEETINGS. Notwithstanding anything to the contrary contained in the Bylaws of the Company, (i) any two directors; or (ii) the holders of at least fifty percent (50%) of the Series A Preferred Stock then outstanding, shall be entitled to call a special meeting of the Board of Directors or stockholders of the Company.

         1.6 CONVERSION RIGHTS. The outstanding shares of Series A Preferred Stock shall be convertible into Common Stock as follows:

              (A)  OPTIONAL CONVERSION.

                   (1) At the option of the holder thereof, each share of Series A Preferred Stock shall be convertible, at any time or from time to time prior to the close of business on the business day before any date fixed for (i) redemption of such share pursuant to SECTION 1.4 or (ii) automatic conversion of such share pursuant to SECTION 1.6(B), into:

                       (A) Fully paid and nonassessable shares of Nonvoting Common Stock such that in the aggregate, the total of the Voting Common Stock issuable pursuant to the conversion of all shares of Series A Preferred Stock under subsection (B) below and the aggregate total of Nonvoting Common Stock issuable upon conversion of all shares of Series A Preferred Stock shall be equal to the economic stake such Series A Preferred Stock shares represent at the time of the conversion; and

                       (B) Fully paid and nonassessable shares of the Company's Voting Common Stock, such that in the aggregate, the total of Voting Common Stock issuable pursuant to the conversion of all shares of Series A Preferred Stock shall be equal to the economic stake such Series A Preferred Stock shall represent at the time of the conversion.

                       (C) The Board of Directors (including the consent of the Series A Preferred Designee which consent shall not be unreasonably withheld) shall determine the number of shares of Voting Common Stock and Nonvoting Common Stock issuable upon conversion of each share of common stock in a reasonable manner. By way of illustration, if the holder of Series A Preferred Stock) converted the Series A Preferred Stock on the date immediately after the Original Issue Date, then a reasonable calculation of the Nonvoting Common Stock and Voting Common Stock issuable to such holder would be as follows:

                           (1)  Series A  Preferred  Voting  Factor =  2,161,265
(Total Number of Shares to be Converted by Holder) / 2,161,265 (Total Number of Series A Preferred Stock Outstanding as determined by using the Conversion Price in accordance with SECTION 1.6(C)) = 1

                           (2)  245,455  (The Series A  Preferred  Stock  Voting
Authority as calculated pursuant to Section 1.5(a)) x 1 (the Series A Preferred Voting Factor) = 245,455 Voting Shares Issuable to Purchaser.

                           (3)  11,886,956   (Total  Common  Stock  (Voting  and
Nonvoting) on a fully diluted basis including 500,000 shares reserved for issuance pursuant to Equity Incentive Compensation Plan) / 84.615385% (economic stake of such shares) = 14,048,221.

                           (4)  14,048,221 -  (11,886,956 + 245,455) = 1,915,810
Nonvoting Shares issuable to Purchaser.

                           (5) 2,161,265  (Total Voting Common Stock + Nonvoting
Common Stock issuable to Purchaser) / 14,048,221 = 15.384615%.

              (2) Each holder of Series A Preferred Stock who elects to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series A Preferred Stock or Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Series A Preferred Stock being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. All dividends will cease to accrue upon conversion pursuant to this SECTION 1.6(A).

              (3) Each share of Nonvoting Common Stock which was converted from shares of the Company's Series A Preferred Stock shall have the right, at the election of the holder thereof, to have such share of Nonvoting Common Stock converted into fully paid and assessable shares of Voting Common Stock if the Company elects to convert any other shares of Nonvoting Common Stock into shares of Voting Common Stock, on the same terms and conditions as are applicable to such conversion of other shares of Nonvoting Common Stock.

        (B)   AUTOMATIC CONVERSION.

              (1) Each share of Series A Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, as provided herein, (i) immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which the aggregate net proceeds of such public offering (after deduction of underwriters' discounts and commissions) equals or exceeds $15,000,000 and in which the public offering price per share equals or exceeds $5.55 per share (such price per share of Common Stock to be appropriately adjusted to reflect Common Stock Events (as defined in SECTION 1.6(D)) (a "QUALIFYING IPO"); it being understood, that such conversion shall occur simultaneously with the closing of such offering and not at any time prior thereto including the time of effectiveness of such registration statement; or
(ii) with the consent of the holders of 51% or more of the issued and outstanding shares of Series A Preferred Stock.

              (2) Upon the occurrence of any event specified in SECTION 1.6(B)(1) above, the outstanding shares of Series A Preferred Stock shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series A Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. All dividends will cease to accrue upon conversion pursuant to this SECTION 1.6(B).

        (C) CONVERSION PRICE. Each share of Series A Preferred Stock shall be convertible in accordance with SECTION 1.6(A) or SECTION 1.6(B) above into the number of shares of Common Stock which results from dividing the Original Issue Price for the Series A Preferred Stock by the conversion price for the Series A Preferred Stock that is in effect at the time of conversion (the "CONVERSION PRICE"). The initial Conversion Price for the Series A Preferred Stock shall be the Original Issue Price for the Series A Preferred Stock. The Conversion Price shall be subject to adjustment from time to time as provided below.

        (D) ADJUSTMENT UPON COMMON STOCK EVENT. Upon the happening of a Common Stock Event (as hereinafter defined), the Conversion Price of the Series A Preferred Stock shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Price of the Series A Preferred Stock in effect immediately prior to such Common Stock Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion Price for the Series A Preferred Stock. The Conversion Price for the Series A Preferred Stock shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term "COMMON STOCK EVENT" shall mean (i) the issue by the Company of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

        (E) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If at any time or from time to time after the Original Issue Date the Company pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Company other than shares of Common Stock, then in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Company which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this
SECTION 1.6 with respect to the rights of the holders of the Series A Preferred Stock or with respect to such other securities by their terms.

        (F) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, substitution or otherwise (other than by a Common Stock Event or a stock dividend, reorganization, merger, consolidation or sale of assets provided for elsewhere in this SECTION 1.6), then in any such event each holder of Series A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

        (G) SALE OF SHARES BELOW CONVERSION PRICE.

            (1) ADJUSTMENT FORMULA. If at any time or from time to time after the Original Issue Date the Company issues or sells, or is deemed by the provisions of this SECTION 1.6(G) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), otherwise than in connection with a Common Stock Event as provided in SECTION 1.6(D), a dividend or distribution as provided in SECTION 1.6(E) or a recapitalization, reclassification, substitution or other change as provided in SECTION 1.6(F), for an Effective Price (as hereinafter defined) per share that is less than the Conversion Price for the Series A Preferred Stock in effect immediately prior to such issue or sale, then, and in each such case, the Conversion Price for the Series A Preferred Stock shall be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying such Conversion Price by a fraction:

                 (I) The numerator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding (as hereinafter defined) immediately prior to such issue or sale of Additional Shares of Common Stock plus (B) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Company for the total number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold) by the Conversion Price for the Series A Preferred Stock in effect immediately prior to such issue or sale; and

                 (II) The denominator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (B) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

          (2) CERTAIN DEFINITIONS. For the purpose of making any adjustment required under this SECTION 1.6(G):

                 (I) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued by the Company, whether or not subsequently reacquired or retired by the Company, other than: (A) shares of Common Stock issued or issuable upon conversion of Series A Preferred Stock; (B) shares of Common Stock issued pursuant to a Qualifying Sale Transaction; (C) shares of Common Stock issued upon any acquisition, joint venture or strategic alliance approved by the Series A Designee; (D) shares of Common Stock issued to equipment lessors, banks or other institutional credit financing sources approved by the Series A Designee and (E) up to 500,000 shares of Common Stock (or options, warrants or rights therefor) issued to employees, officers, or directors of, or contractors, consultants or advisers to, the Company pursuant to stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board of Directors (or the Equity Incentive
Compensation Plan Committee thereof), plus such additional shares of Common Stock (or options, warrants or rights thereof) issued to employees, officers, or directors of, or contractors, consultants or advisers to, the Company pursuant to stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board of Directors (including the Series A Designee) (in each case, such number of shares to be calculated net of any repurchases of such shares by the Company and net of any such expired or terminated options, warrants or rights and to be proportionally adjusted to reflect any subsequent Common Stock Event);

                 (II) The "AGGREGATE CONSIDERATION RECEIVED" by the Company for any issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company;
(B) to the extent it consists of  property  other than cash,  be computed at the fair value of that property as determined in good faith by the Board (with the consent of the Series A Designee, which shall not be unreasonably withheld); and (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options.

                 (III) "COMMON STOCK EQUIVALENTS OUTSTANDING" shall mean the number of shares of Common Stock that is equal to the sum of (A) all shares of Common Stock of the Company that are outstanding at the time in question, plus
(B) all shares of Common Stock of the Company issuable upon conversion of all shares of Series A Preferred Stock or other Convertible Securities that are outstanding at the time in question, plus (C) all shares of Common Stock of the Company that are issuable upon the exercise of Rights or Options that are outstanding at the time in question assuming the full conversion or exchange into Common Stock of all such Rights or Options that are Rights or Options to purchase or acquire Convertible Securities into or for Common Stock.

                 (IV)  "CONVERTIBLE   SECURITIES"  shall  mean  stock  or  other
securities convertible into or exchangeable for shares of Common Stock.

                 (V) The "EFFECTIVE PRICE" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Company under this SECTION 1.6(G), into the Aggregate
Consideration Received, or deemed to have been received, by the Company under this SECTION 1.6(G), for the issue of such Additional Shares of Common Stock; and

                 (VI) "RIGHTS OR OPTIONS" shall mean warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

            (3) DEEMED ISSUANCES. For the purpose of making any adjustment to the Conversion Price of the Series A Preferred Stock required under this SECTION 1.6(G), if the Company issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Conversion Price then in effect for a series of Preferred Stock, then the Company shall be deemed to have issued, at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or

Options, the minimum amounts of consideration, if any, payable to the Company upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:

                 (I) if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

                 (II) if the minimum amount of consideration payable to the Company upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

                 (III) if the minimum amount of consideration payable to the Company upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Company upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

         No further adjustment of the Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series A Preferred Stock.

            (H) CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Conversion Price for the Series A Preferred Stock, the Company, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series A Preferred Stock at the holder's address as shown in the Company's books.

            (I) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon any conversion of the Series A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock's fair market value as determined in good faith by the Board (with the consent of at least one Series A Designee) as of the date of conversion.

            (J) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

            (K) NOTICES.  Any notice  required by the provisions of this SECTION
1.6 to be given to the holders of shares of the Series A Preferred Stock shall be deemed given upon the earlier of actual receipt or deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Company.

            (L) NO IMPAIRMENT. The Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

      1.7   RESTRICTIONS AND LIMITATIONS.

            (A) SERIES PROTECTIVE PROVISIONS. So long as any shares of Series A Preferred Stock remain outstanding (such number of shares being subject to proportional adjustment to reflect any combination or subdivision of such Series A Preferred Stock or dividends declared in shares of such stock), the Company shall not, without the approval, by vote or written consent, of the holders of at least sixty six and two-thirds percent (66-2/3%) of the then outstanding shares of Series A Preferred Stock:

                 (1) alter or change the rights, powers, preferences, or the restrictions provided for the benefit of, the Series A Preferred Stock;

                 (2) increase the authorized number of shares of Series A Preferred Stock;

                 (3) increase the authorized number of shares of any other class of Preferred Stock or increase in the authorized number of shares of Common Stock in an amount exceeding 15% of the number of authorized shares of Common Stock on a fully-diluted basis at the Original Issue Date;

                 (4) create or issue any new class or series of stock with rights equal to or superior to the rights of the Series A Preferred Stock;

                 (5) undertake any Sale Transaction (other than a Qualifying Sale Transaction as defined below);

                 (6) declare or pay any dividends on Common Stock or repurchase or acquire any shares of its capital stock, other than Permitted Repurchases or pursuant to the "REDEMPTION" provisions in SECTION 1.4;

                 (7) amend any of its charter documents or bylaws; or

                 (8) incur indebtedness in excess of $2,000,000 in the aggregate at any time.

         Notwithstanding anything to the contrary set forth in this SECTION 1.7, no special super majority consent pursuant to this Section 1.7 shall be required of the holders of Series A Preferred Stock in the case of a Qualifying Sale Transaction (as defined below). For purposes of this SECTION 1.7, a "QUALIFYING SALE TRANSACTION" shall mean a Sale Transaction in which the price per share actually paid to the holders of Series A Preferred Stock equals or exceeds (a) three (3) times the Original Issue Price, if such Sale Transaction is consummated within 12 months of the Original Issue Date (the "FIRST STAGE"); or
(b) five (5) times the Original Issue Price, if such Sale Transaction is consummated at any time after the First Stage. For purposes of determining the consideration received by the holders of Series A Preferred Stock in any Qualifying Sale Transaction, any securities received by the holders of Series A Preferred Stock shall be valued (a) if neither party to the transaction has a class of publicly traded securities, then at the most recent valuation of any class of securities of either party to the transaction (the "VALUATION PARTY") exchanged as a part of such transaction at the applicable exchange ratio, as such valuation may be adjusted by any reasonably agreed upon adjustments between the Company and the holders of Series A Preferred Stock to reflect material changes to the operations of the Valuation Party after the date of such valuation, or (b) if one party to the transaction has a class of publicly traded securities, then the value shall be the fair market value of the public company's securities exchanged in the transaction at the applicable exchange ratio. The fair market value of such securities shall be determined as follows:

                     (I) if the securities are then traded on a national securities exchange, the NASDAQ National Market System (or a similar national quotation system) or the NASDAQ SmallCap Market, then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) days prior to the distribution; and

                     (II) if actively traded over-the-counter, then the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing of such merger, consolidation or sale; and

                     (III) if there is no active public market, then the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company (with the consent of the Series A Designee).

         The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in SECTION 1.3(D)(1)(I), (II) or (III) to reflect the approximate fair market value thereof, as determined in good faith by the Board (with the consent of the Series A Designee).

         The value of any other consideration received by the holders of Series A Preferred Stock shall be valued at its fair market value as of the consummation of such transaction.

         1.8 ADJUSTMENTS FOR STOCK SPLITS, ETC. Wherever in this Certificate there is a reference to a specific number of shares of Common Stock or Series A Preferred Stock of the Company, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Certificate shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

         1.9   MISCELLANEOUS.

               (A) NO REISSUANCE OF SERIES A PREFERRED STOCK. No share or shares of Series A Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue.

               (B) CONSENT TO CERTAIN TRANSACTIONS. Each holder of shares of Series A Preferred Stock shall, by virtue of its acceptance of a stock certificate evidencing Series A Preferred Stock, be deemed to have consented to all Permitted Repurchases.

         IN WITNESS WHEREOF, INFORMAX, INC. has caused this Certificate of Designations, Powers, Preferences and Rights to be executed this 21st day of June, 1999.


                                        INFORMAX, INC., a Delaware corporation

                                        By: /s/ Alex Titomirov
                                           -------------------------------------
                                           ALEX TITOMIROV
                                           CHIEF EXECUTIVE OFFICER AND PRESIDENT